Exhibit 99.1

Contact:	John Moran, UTC	FOR IMMEDIATE RELEASE
	(860) 728-7062	www.utc.com

United Technologies closes Goodrich acquisition; Marshall Larsen to join UTC Board of Directors; Alain Bellemare to lead UTC Propulsion & Aerospace Systems

HARTFORD, Conn., July 26, 2012 – United Technologies Corp. (NYSE: UTX) today announced it has completed its acquisition of Goodrich Corporation, marking a major milestone for the company and strengthening its position in the commercial aerospace industry. Goodrich will be combined with Hamilton Sundstrand to create the new UTC Aerospace Systems business unit, headquartered in Charlotte, N.C.

The increased scale, financial strength and complementary products resulting from the Goodrich acquisition significantly advance United Technologies’ aerospace leadership at a time when the commercial aerospace industry is poised for growth.

“Throughout the history of our company, we have made many acquisitions, but Goodrich is among the few that stand out as truly transformational,” said UTC Chairman & Chief Executive Officer Louis Chênevert. “Adding the talented people, great technology and culture of innovation that has defined Goodrich truly positions us to better serve our aerospace customers with more advanced, integrated solutions for the next generation aircraft.

“The addition of Goodrich, along with our recent acquisition of a majority share in International Aero Engines, greatly advances our strategy of focusing on our core businesses and strengthens our position in the growing commercial aerospace market,” he continued.

UTC also announced that Marshall Larsen, formerly Goodrich’s chairman and chief executive officer, is slated to join the United Technologies Board of Directors. Larsen is expected to be formally elected at the next scheduled meeting of UTC’s board on Sept. 12, 2012.

“Marshall’s global business experience and remarkable record of accomplishment while leading Goodrich will make him a valuable addition to UTC’s Board of Directors,” Chênevert said. “I look forward to continuing to work with him and to welcoming him to our board.”

In addition, effective immediately, Alain Bellemare is appointed President & Chief Executive Officer of UTC Propulsion & Aerospace Systems. Bellemare will have leadership responsibility for Pratt & Whitney and for the newly created UTC Aerospace Systems. The presidents of Pratt & Whitney and of UTC Aerospace System’s two businesses – Aircraft Systems and Power, Controls & Sensing Systems – will report to him.

“Alain’s strong customer relationships, deep knowledge of the global aerospace markets, and proven leadership capabilities – most recently demonstrated during Goodrich integration planning – will serve him well and enable UTC Propulsion & Aerospace Systems to deliver unmatched value to customers and shareholders,” Chênevert said.

United Technologies Corp., based in Hartford, Connecticut, is a diversified company providing high technology products and services to the building and aerospace industries. Visit the new UTC Aerospace Systems website at www.utcaerospacesystems.com.

This release includes "forward looking statements" concerning the proposed transaction, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of UTC and of the combined companies. These forward looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including the ability of the parties to complete the anticipated divestitures in a timely manner or on the terms desired or anticipated, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth and innovation. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the SEC filings submitted by UTC and Goodrich from time to time, including their respective Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and Current Reports on Form 8-K. The forward looking statements included in this press release are made only as of the date hereof. UTC does not undertake any obligation to update the forward looking statements to reflect subsequent events or circumstances.

UTC-IR

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